Exhibit 3.2

COMMON STOCK	COMMON STOCK

NUMBER	SHARES

PHH CORPORATION
INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

[GRAPHIC]

THIS CERTIFICATE IS TRANSFERABLE IN	CUSIP 693320 20 2
NEW YORK, NEW YORK	SEE REVERSE FOR CERTAIN DEFINITIONS AND/OR RESTRICTIONS

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF

PHH CORPORATION, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Charter and By-laws of the Corporation and all amendments thereto. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[CORPORATE SEAL]

SECRETARY	CHIEF EXECUTIVE OFFICER AND PRESIDENT

COUNTERSIGNED AND REGISTERED:
                    MELLON INVESTOR SERVICES LLC

TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

PHH CORPORATION

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has the authority to issue, and, if the Corporation is authorized to issue and preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between PHH Corporation (the “Company”) and the Rights Agent thereunder (the “Rights Agent”), dated as of January ___, 2005, as the same may be amended, restated, renewed or extended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or beneficially owned by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT -		Custodian

TEN ENT	- as tenants by the entireties		(Cust)		(Minor)

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                                hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP OR POSTAL CODE OF ASSIGNEE)

shares

of the common stock represented by the within certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S)MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.